EXHIBIT 99.1

Eurosport Active World Corp. Changing Its Name to Energy and Water Development Corp.

MIAMI, FL, September 3, 2019 (GLOBE NEWSWIRE) - Eurosport Active World Corporation (OTC:EAWD), (“EAWD” or the “Company”) is pleased to announce that it is changing its name to Energy and Water Development Corp. to better reflect its business strategy of operating a green-tech engineering solutions company focused on delivering water and energy to extreme environments.  There will be no change to the stock symbol and the Company’s common shares will continue to trade under the ticker “EAWD”.

“As our near-term commercial activity picks up steam, we feel it’s important to communicate as clearly and directly as possible to all of our existing stakeholders,” said Ralph Hofmeier, Chief Executive Officer.  He further noted, “The name change is the first in a series of steps we are taking to align our marketing and branding strategies to more accurately reflect our business.”

The Company has filed an amendment to change its name to Energy and Water Development Corp. and is submitting the corporate action to FINRA.

About Energy and Water Development Corp.:

Energy and Water Development Corp. (“EAWD”) is a green-tech engineering solutions company focused on delivering water and energy to extreme environments.  The Company offers design, construction, maintenance and specialty consulting services to private companies, government entities and non-government organizations (NGOs).  EAWD builds water and energy systems out of already-existing, proven technologies, utilizing their technical know-how to customize solutions to their clients’ needs.

The Company’s website is: www.eawctechnologies.com

Forward-Looking Statements

This press release may contain forward-looking statements. The words "believe," "expect," "should," "intend," "estimate," "projects," variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's filings.

Contact Information:

Energy and Water Development Corp.
Irma Velazquez, Chief Operating Officer
Email: velazquezi@eawctechnologies.com
Tel. +1 347 871 8927